                         CHARGE OVER REGISTERED SHARES

                                             HERBERT SMITH
                                             20, rue Quentin-Bauchart
                                             75008 PARIS
                                             France

                                    INDEX

ARTICLES                                                             PAGES
ARTICLE 1 - DEFINITIONS..................................................6
ARTICLE 2 - CHARGE.......................................................7
ARTICLE 3 - CREATION OF THE CHARGE.......................................7
ARTICLE 4 - BASE OF THE CHARGE...........................................7
ARTICLE 5 - GUARANTEED OBLIGATIONS/REGISTRATION..........................8
ARTICLE 6 - ENFORCEMENT OF THE CHARGE...................................10
ARTICLE 7 - DECLARATIONS AND GUARANTEES OF THE CHARGORS.................11
ARTICLE 8 - UNDERTAKINGS OF THE CHARGORS................................12
ARTICLE 9 - NOTICES.....................................................15
ARTICLE 10 - EXPENSES...................................................15
ARTICLE 11 - REGISTRATION...............................................15
ARTICLE 12 - ELECTION OF DOMICILE.......................................15
ARTICLE 13 - SCOPE OF THE CHARGE........................................16
ARTICLE 14 - ABSENCE OF IMPLIED WAIVER..................................16
ARTICLE 15 - ABSENCE OF VALIDITY OF A PROVISION.........................16
ARTICLE 16 - IRREVOCABILITY OF UNDERTAKINGS.............................16
ARTICLE 17 - ASSIGNMENT.................................................16
ARTICLE 18 - APPLICABLE LAW - COMPETENT JURISDICTIONS...................17
ARTICLE 19 - DELIVERY OF THE CHARGE TO THE STATE........................17
ARTICLE 20 - EFFECT OF THE RECITALS AND THE APPENDICES..................18

                        CHARGE OVER REGISTERED SHARES

BETWEEN THE UNDERSIGNED:

1. RANDGOLD RESOURCES (MORILA) LIMITED, a company incorporated under the laws of Jersey, with a share capital of USD 15,000, and with its registered office at La Motte Chambers, St Helier, Jersey JBI IBJ, represented by Mr. Dennis Mark Bristow, duly authorised;

2. MR. MAHAMADOU SAMAKE, of Malian nationality, residing at Avenue Al Qoods, Route de Koulikoro, B.P 2856, Bamako, Mali;

3. MR. ROGER AINSLEY RALF KEBBLE, of South African nationality, residing at 5 Press Avenue, Selby, Johannesburg, South Africa;

4. MR. DENNIS MARK BRISTOW, of South African nationality, residing at 5 Press Avenue, Selby, Johannesburg, South Africa;

5. MR. DAVID ASHWORTH, of British nationality, residing at 5 Press Avenue, Selby, Johannesburg, South Africa;

                      (hereinafter collectively referred to as the "CHARGORS")

AND

6. N M ROTHSCHILD & SONS LIMITED, a bank incorporated under English law, with its registered office at New Court, St. Swithin's Lane, London EC4P 4DU, acting in its own name and as agent for Standard Bank London Limited, Societe Generale, Mees Pierson N. V., Bayerische Hypo-und Vereinsbank AG and Leonia Corporate Bank plc pursuant to a loan agreement entered into on 21st December 1999 (hereinafter referred to in this capacity as "ROTHSCHILD"), Rothschild being represented by M____________, ____________ and M_____________,____________.

                             (hereinafter together referred to as the "LENDERS")

WHEREAS:

Pursuant to an establishment agreement entered into on 28th April 1992 with BHP Minerals International Inc. in relation to the exploration for, and exploitation of, possible gold, silver, lead, zinc, copper and cobalt deposits (hereinafter, and as amended from time to time, referred to as the "CONVENTION"), the State of Mali has granted to that company an exploration permit pursuant to order (arrete) n[degree]92-2505/MMEH-CAB of 3rd June 1992.

The Convention was approved by decree n[degree]92-146/PM-RM dated 14th May 1992 by virtue of the Ordinance (ordonnance) n[degree]92-027/P-CTSP dated 12th May 1992.

This permit was renewed for the first time by way of order (arrete) n[degree] 95-2249/MMEH-SG of 13th October 1995 and then transferred, together with the rights and obligations arising under the Convention, to Randgold Resources Mali by way of order (arrete) n[degree]189 MMEH-SG of 18th February 1997. This permit was the object of a second renewal by way of order (arrete) n[degree]99-636/MME-SG of 13th April 1999.

In accordance with the provisions of the Convention and the rules in force, an exploitation permit for the Morila mine was granted to Randgold Resources Limited by way of decree a 99-21 PM-RM of 4th August 1999; a limited liability company (societe anonyme) incorporated under Malian law, with a share capital of FCFA 10,000,000, Morila S.A. was incorporated on 30th July 1999 for the exploitation of the Morila deposit (the "COMPANY"). This Company was registered with the Trade registry of Bamako on 10th August 1999 under number 15-130. The above mentioned exploitation permit was transferred to the Company by a decree n[degree]99-361/PM-RM dated 17th November 1999.

The State of Mali, Randgold Resources Mali and Morila will enter into an Amendment to the Agreement with a view to adapt some of its provisions in order to facilitate its application with regard to the exploitation of the Morila mine.

The Chargors hold 800 shares out of the 1000 shares constituting the share capital of the Company.

With a view to enabling the Project to be completed, a loan agreement was entered into on 21st December 1999 between the Company, as the Borrower, Randgold Resources Limited and Randgold & Exploration Company Limited and Randgold Resources (Morila)

Limited, as the Completion Guarantors, and various banks and other financial institutions, as the Lenders and Co-Arrangers. N M Rothschild & Sons Limited and Standard Bank London Limited, as the Arrangers, and N M Rothschild & Sons Limited, as the Agent for the Lenders (hereinafter, and as amended, modified or supplemented from time to time, referred to as the "LOAN AGREEMENT").

Section 6.1.2 of the Loan Agreement provides that it is a condition precedent to the making of the initial loans pursuant to Section 2.2 of the Loan Agreement, that certain security interests be granted by the Company and the guarantors over their rights and assets in favour of the Lenders.

The State of Mali has, firstly, authorised the granting of security pursuant to Articles 1 and 2.1 of the Protocol will be entered into between Rothschild (hereinafter the "PROTOCOL") and, secondly, waived, in accordance with
Article 2.5 of that Protocol, the pre-emption right to which it is entitled pursuant to Article 30.1 of the Convention. In view of this, the Chargors have agreed to grant in favour of the Lenders, as security for, and guarantee of, full payment of the Guaranteed Obligations by the COMPANY TO THE LENDERS, a charge over the 800 shares in the Company (the "CHARGED SHARES"), fully owned by the Chargors, representing 80% of the share capital and voting rights of the Company, in accordance with the terms and conditions herein (the "CHARGE").

Furthermore, the Chargors, pursuant to Article 10 of the articles of association (statuts) of the Company, and section 773 of the OHADA Uniform Act on the Law of Commercial Companies and Economic Interest Groups dated 17th April 1997 have notified to the Company and the other shareholders, by way of faxes dated 20th January 2000, the draft Charge over the shares in the Company that they intend to grant in favour of the Lenders. A copy of such faxes are set out in Appendix 1 of this Charge.

The Company's board of directors approved the draft Charge at its session of 21st January 2000. A copy of the minutes of that meeting are set out at Appendix 2.

Pursuant to such notices and such approval, in accordance with section 773 of the OHADA Uniform Act on the Law of Commercial Companies and Economic Interest Groups dated 17th April 1997, the Company has, by way of fax dated 22nd February 2000, a copy of which is set out at Appendix 3, notified to the Chargors its consent to the Charge.

IT IS HEREBY AGREED AS FOLLOWS:

ARTICLE 1 - DEFINITIONS

COMMERCIAL LAW ACT means the OHADA Uniform Act on general commercial law dated 1st January 1998;

COMPANIES ACT means the OHADA Uniform Act on the Law of Commercial Companies and Economic Interest Groups dated 17th April 1997;

SECURITY INTERESTS ACT means the OHADA Uniform Act relating to the organisation of Security Interests dated 17th April 1997;

MINING CODE means the ordinance No. 91-065/P-CTSP dated 19th September 1991 enacting the mining code in Mali;

CHARGED SHARES is defined above;

CHARGORS is defined above;

CONTRACT means this agreement;

LOAN AGREEMENT is defined above;

CONVENTION is defined above;

CHARGE is defined above;

GUARANTEED OBLIGATIONS means all of the sums due or likely to be due at any moment by the Company, as Borrower, and the Obligors in accordance with the Loan Agreement, to the Lenders together with all additional costs and interest (including in particular all costs, expenses, fees, penalties and moratory interest payable and other sums due in accordance with the Loan Agreement and each other Loan Document also including all other Obligations of the Company and the Obligors as defined in the Loan Agreement);

OHADA means the Organisation for the harmonisation of business law in Africa (Organisation pour l'harmonisation du droit des affaires en Afrique) pursuant to the Port-Louis treaty of 17th October 1993;

LENDERS is defined above;

PROTOCOL is defined above;

ROTHSCHILD is defined above;

COMPANY is defined above.

Capitalised terms not defined herein shall have the meaning given to them in the Loan Agreement.

ARTICLE 2 - CHARGE

The Chargors hereby charge in favour of the Lenders, which accept such charge, the Charged Shares as security for, and as guarantee of, the Guaranteed Obligations in accordance with the provisions of the Security Interests Act and the Companies Act, i.e., the EIGHT HUNDRED (800) B shares in the share capital of the Company.

ARTICLE 3 - CREATION OF THE CHARGE

In accordance with the provisions of sections 747 and 764 of the Companies Act, (and in view of the fact that) the shares in the Company being registered shares, the Charge over the Charged Shares shall be implemented (i) by way of registration in the register of transfers of the Company; (ii) by the delivery to Rothschild of (a) the share transfer form or forms by way of guarantee signed by the Chargors in favour of Rothschild and (b) the share certificates for the Charged Shares. Furthermore, the Chargors undertake to notify the Charge to the Company, at their costs, as soon as this Charge has been registered, and to obtain from the Company the delivery to Rothschild of a charging certificate setting out that the Charge has been registered in the transfer register of the Company.

ARTICLE 4 - BASE OF THE CHARGE

All of the Charged Shares, all shares substituted for them or completing them, of any kind whatsoever, and in particular by way of exchange, reorganisation, division, allocation free of charge, or subscription in cash, are fully included in the base of the Charge herein. In this respect, the Chargors hereby give an irrevocable mandate to the holder of the transfer register of the Company in order, where applicable, to proceed with the necessary formalities to extend the base of the Charge to such new shares.

The benefit and income, in any currency, arising from the Charged Shares are also charged in favour of the Lenders and all of the dividends in cash due pursuant to the Charged Shares shall be paid to the Chargors who will have the free disposal of them. The Lenders authorise the direct receipt of the dividends paid in respect of the Charged Shares. This authorisation will be deemed to be revoked as from the occurrence of one of the events set out in
Article 9 of the Loan Agreement, and the dividends due but not paid or yet to fall due, will be paid directly to the Lenders, without the requirement for any further formality. The Lenders may allocate such amounts for the payment of the Guaranteed Obligations or return them to a separate account as security and subsequently deduct them from the Guaranteed Obligations.

In the event that the Company shall proceed with a reduction of its share capital not due to losses, the Chargors shall not present its shares in the Company to the Company with a view to their repurchase.

In the event that the Company shall proceed with a reduction in share capital due to losses, the Chargors undertake to inform the Lenders of such proposed reduction prior to its adoption by the shareholders in general meeting; in accordance with the above provisions, all of the new shares issued pursuant to an increase in capital following a reduction in capital and allocated to the Chargors shall be included in the extent of the Charge.

ARTICLE 5 - GUARANTEED OBLIGATIONS/REGISTRATION

For the sole purpose of the registration on the relevant register, the parties evaluate the Guaranteed Obligations at a total maximum amount in principal of THREE HUNDRED FIFTEEN MILLION U.S. dollars (USD 315,000,000) i.e., FCFA 208,312,650,000 and a total maximum amount in ancillary costs and interests of FORTY FIVE MILLION U.S. dollars (USD 45,000,000), i.e., FCFA 29,758,950,000 (the amounts in FCFAs are calculated on the basis of the Banque de France indicative exchange rate of the Euro against the U.S. dollar for 17th February 2000, as published in the Official Journal of the French Republic: [Euro] 1 = USD
0.9919: USD 1 = FFr 6.6131 - FCFA 661.31), distributed as follows:

                                      Principal      Interests     Total
N M Rothschild & Sons Limited     USD   52,500,000   7,500,000     60,000,000

                                  kFCFA 34,718,775   4,959,825     39,678,600

Standard Bank London Limited      USD   52,500,000   7,500,000     60,000,000

                                  kFCFA 34,718,775   4,959,825     39,678,600

Societe Generale                  USD   52,500,000   7,500,000     60,000,000

                                  kFCFA 34,718,775   4,959,825     39,678,600

Mees Pierson N.V.                 USD   52,500,000   7,500,000     60,000,000

                                  kFCFA 34,718,775   4,959,825     39,678,600

Bayerische Hypo-und

Vereinsbank AG                    USD   52,500,000   7,500,000     60,000,000

                                  kFCFA 34,718,775   4,959,825     39,678,600

Leonia Corporate Bank plc         USD   52,500,000   7,500,000     60,000,000

                                  kFCFA 34,718,775   4,959,825     39,678,600

TOTAL                             USD   315,000,000  45,000,000    360,000,000

                                  kFCFA 208,312,650  29,758,950    208,071,600

The registrations to be made pursuant to the creation of the charge given shall be made for all amounts in principal and ancillary costs which the Lenders may think fit, in particular in the light of the value of the Charged Shares but within the limit of the above agreed amounts. The Chargors acknowledge that these amounts will be fixed by the Lenders by the note of registration of the Charge, without the requirement to obtain its expressed consent.

In the event that the original registration shall be inferior to the amounts in principal and ancillary costs of the Guaranteed Obligations as provided in this article, the Lenders may, at any time, proceed with the supplemental registration in respect of the Charged Shares for any such amount which they think fit, in particular, taking into account the change of the value of the charged shares however still within the limit of the aggregate registered amount being at most equal to the amounts in principal and the interests of the Guaranteed Obligations.

In the name and on behalf of the Lenders, the Chargors shall carry out at their costs all the necessary formalities for the validity and efficiency of the Charge, in particular its registration for tax purposes and its registration on the relevant register in lieu of the Registry of Commerce and Asset Credit within fifteen (15) days commencing from the date hereof.

The registration on the relevant register in lieu of the Registry of Commerce and Asset Credit shall be renewed every five years from the date of such registration, renewals being carried out by the Company or Rothschild in the name and on behalf of the Chargors.

In the event that such periodic renewals are not carried out, the Lenders reserve the right to terminate the Loan Agreement pursuant to Article 9 of the Loan Agreement.

ARTICLE 6 - ENFORCEMENT OF THE CHARGE

In the absence of payment on the due date of any of the Guaranteed Obligations or upon the occurrence of any Event of Default described in Article 9 of the Loan Agreement. Rothschild, acting in its name and on behalf of the Lenders, after a legal notice addressed by it to the Company requesting payment of the due amount and where such payment has not been made within eight (8) days after the presentation of such notice, may enforce this Charge or request its enforcement without having to resort beforehand to any other form of recourse to which the Lenders may in addition be entitled, or to enforce any other security that it may hold elsewhere and, generally, may enforce in respect of this Charge all rights, actions, and liens that the law recognises for creditors benefiting from such a charge, and Rothschild may thus pursue the enforcement of the Charge in accordance with the legal and regulatory provisions in force, and, in particular, proceed with the sale of the Charged Shares, to ensure that it is paid, at the price obtained, the sums payable pursuant to the Guaranteed Obligations, by preference over other creditors and over all future assignees.

From the enforcement of the Charge, the benefits and income in any currency relating to the Charged Shares shall be paid directly to Rothschild.

The enforcement of the Charge shall be carried out in accordance with the terms of the Convention.

ARTICLE 7 - DECLARATIONS AND GUARANTEES OF THE CHARGORS

The Chargors hereby make the following declarations and give the following guarantees:

(a) As far as Randgold Resources (Morila) Limited is concerned, it is duly created, constituted and exists in accordance with the law by which it is governed;

(b)     They have full ownership of the Charged Shares, which are fully paid up;

(c) They have all powers and full capacity to sign and perform this Charge and, as far as Randgold Resources (Morila) Limited is concerned, it has obtained all necessary authorisations to this effect including from its competent management bodies; subject to application of the Companies Act, no consent and no authorisation from any person whatsoever is necessary to effect or perform the Charge;

(d) Due consent has been given to the draft Charge by the Company and by its shareholders;

(e) The signature and performance of this Contract do not breach or conflict with any legislative or regulatory provision or any provision deriving from treaties, any contractual provisions or any articles of association, any injunction or legal decision of any judiciary, administrative or arbitral tribunal, or any other governmental entity relating to them or relating to any of their assets;

(f) Their obligations pursuant to this Contract are legal, valid and binding and can be performed;

(g)     They are solvent and capable of paying their debts as they fall due;

(h) They respect all of the material provisions, terms and conditions of each contract, convention, recognition of debt or any other document to which they are party and by which they are contractually bound;

(i) They respect all material terms of all applicable rules and all authorisations which have been obtained in respect of the exercise of their activities, the ownership of their assets and the performance of the project pursuant to the Convention;

(j) Subject to the provisions of the articles of association of the Company, the Charged Shares are free from any inscription, right, option or other security interest whatsoever and, in particular, as the case may be, from any lien or general charge in favour of the competent tax authorities so that the security interests granted by way of this Charge will be ranked first without competition; the Charged Shares have not been the object of any assignment, lien, security or other right whatsoever in favour of any third party and have not been the object of any proceedings to seize or block such shares;

(k) There are no disputes, claims or litigation proceedings pending or, as far as they are aware, no risk of dispute, action, claim or proceedings;

        - which may be directly linked with one of the provisions of this Contract;

        - which are not linked to the provisions of this Contract but which would have the effect of preventing this Contract from being performed or which would prevent the Chargors from fulfilling their obligations pursuant to this Contract.

ARTICLE 8 - UNDERTAKINGS OF THE CHARGORS

The Chargors irrevocably and expressly undertake, as of the date of this Contract and throughout all the period of the Charge:

(a) Not to sell, assign (for consideration or free of charge) or otherwise transfer (including by way of contribution, exchange or merger), or to grant any rights whatsoever, over the Charged Shares or the benefits and income, in any currency, arising in respect of the Charged Shares and, in particular, not to charge them in favour of a third party without the prior written consent of Rothschild;

(b) Only to exercise any direct or indirect voting rights attached to the Charged Shares together with the direct or indirect rights to participate in the management of the Company or in the putting in place of its general policies in accordance with the instructions of Rothschild once an event of default pursuant to Article 9 of the Loan Agreement has been declared;

(c) To inform the Lenders of all facts brought to the knowledge of the Chargors which may reasonably have negative consequences on the activities of the Company and consequently on the Charged Shares;

(d) To ensure that they hold at any time at least 80% of the Company's share capital (subject to shares held by directors of the company and legal provisions relating to a minimum number of shareholders) as well as voting rights and, to this end, will proceed with any necessary purchases, will subscribe to or will arrange for others to subscribe on their behalf any increase in capital in the Company and of any shares issued by the Company;

        Any share (existing or new) which could not automatically be included in the Charge shall be charged in favour of the Lenders by the Chargors.

(e) To perform their obligations and exercise their rights as shareholders of the Company in such a way as to preserve and increase the base of the Charge;

(f) To charge any share or other security that may replace or supplement the Charged Shares, including all shares or other securities that the Chargors may own which may be subsequently created inter alia by way of subscription, capital increase, whether it follows a reduction of the share capital or not, and whether this increase takes the form of contribution in kind, distribution of bonus or dividends in shares, exercise of the conversion of notes convertible or redeemable in shares of the Company or in any other manner it may become the property of the Chargors, given that any share which supplements or replaces existing shares should also be entirely paid up and free from any lien or encumbrances whatsoever, so that at any time the number of Charged Shares shall be equal to 80% of the share capital and voting rights of the Company;

(g) To ensure that all authorisations are obtained and that all necessary documents are signed and delivered in order to ensure the validity, the continuation of the validity and the enforceability of the Charge and, in particular, any document which may become necessary to carry out any formality with the relevant register in lieu of the Registry of Commerce and Asset Credit, including the renewal of the registration of this Charge;

(h) That all information prepared in writing by the Chargors and supplied to the Lenders or to any other third party pursuant hereto, or report or certificate which must be provided pursuant hereto, is, when it is delivered, exact and complete in all respects;

(i) To inform the Lenders of all actions and claims by any individual or corporate entity in respect of the Charged Shares and to ensure that all appropriate measures are taken in defence against such actions and claims;

(j) To abstain throughout the entire duration of the Contract from any act which may diminish the value of the Charged Shares;

(k) To ensure that the Charge continues to rank in priority over any other security interest through the entire duration of the Contract;

(l) Not to grant over the Charged Shares any security, lien or other right of any kind whatsoever or to allow a lien or other right to be taken or registered over such shares; if any such security interest or lien is taken over all or part of the Charged Shares, the Chargors undertake to request the removal of such security interest within forty five (45) days from the registration of such security interest or such lien;

(m) As soon as the Lenders seek to enforce the Charge, to provide all necessary assistance to Rothschild by providing it with the documents necessary for the sale or legal attribution of the Charged Shares and for the exercise by the Lenders of all of their rights pursuant to the Contract and or pursuant to the law;

ARTICLE 9 - NOTICES

Any notices and claims relating to this Charge shall be made in writing and sent by registered letter with acknowledgement of receipt or by fax. Notices shall become effective on the date of first presentation of the registered letter or of receipt of the fax at the addresses below.

ARTICLE 10 - EXPENSES

All expenses, costs and disbursements incurred by the Lenders in the scope of the negotiation, preparation, drafting and signature of this Contract, and all costs incurred in relation to the establishment and performance of this Contract or relating to the preservation (and in particular the renewal of the registration of the Charge) or the exercise of the rights of the Lenders pursuant hereto shall be borne by the Company which undertakes to pay such costs.

ARTICLE 11 - REGISTRATION

Registration of this Charge is expressly required. The registration formalities shall be carried out at the responsibility and cost of the Chargors.

All stamp and registration duties, together with all taxes, penalties and expenses to which the Charge together with its renewal and its performance may give rise shall be at the Chargors's costs.

It is hereby noted that, pursuant to the tax provisions in Article 22.2 of the Convention, the security interests granted by the Chargors, affiliate company or shareholders of the Company pursuant to the project governed by that Convention, shall be exempt from "all taxes, contributions and any other direct or indirect taxes for which they may be personally liable or for which they may be required to hear the cost...".

ARTICLE 12 - ELECTION OF DOMICILE

In accordance with section 65.6 of the Security Interests Act, the Lenders elect domicile at offices of Maitre Ahmadou Toure, notary of Bamako.

ARTICLE 13 - SCOPE OF THE CHARGE

This Charge shall not affect and may not affect in any manner whatsoever the nature and the extent of any undertakings and any guarantees whatsoever which have been or may be contracted or provided in favour of the Lenders, either by the Chargors, or by any third party to which it is added.

All the rights granted to Rothschild as Agent and party pursuant hereto or by any other document delivered in performance of, or on the date of, this Contract, together with rights arising under the law, shall be cumulative and may be exercised at any moment.

ARTICLE 14 - ABSENCE OF IMPLIED WAIVER

Should Rothschild fail to exercise a right or exercise it belatedly this shall not constitute a waiver of such right and the exercise of a single right or the partial exercise of such right shall not prevent Rothschild from exercising it again in the future or exercising any other right.

ARTICLE 15 - ABSENCE OF VALIDITY OF A PROVISION

In the event that a provision (or part of a provision) of this Contract is or becomes illegal, void or unenforceable, this shall not have any effect on the legality, validity or enforceability of the other provisions of this Contract.

ARTICLE 16 - IRREVOCABILITY OF UNDERTAKINGS

Subject to the provisions of the Security Interests Act and of the Companies Act, this Charge is irrevocable and shall fully apply notwithstanding any renewal or extension of the Guaranteed Obligations, any novation or any amendment to the Guarantee Obligations together with any amendment to the financial documentation, grace period, change in the articles of association of the Company or insolvency proceedings against the Company.

ARTICLE 17 - ASSIGNMENT

Any assignee of all or part the rights and obligations of the Lenders pursuant to the Loan Agreement and which would be substituted in the rights and obligations of such Lenders following the date of signature of this Charge, shall benefit fully from the Charge subject to the completion of the publicity formalities set out in sections 67 and 80 of the

Security Interests Act, the Company intending that the Charge benefit any assignee substituted, in whole or in part, to the rights and obligations of the
Lenders: therefore, any reference to the Lenders shall include such assignee, and this is expressly recognised and accepted by the Chargors. In order to give full effect to this provision, the Chargors irrevocably undertake, on first request from Rothschild, to sign any documents, contracts and other deeds necessary and to accomplish all formality that shall, in the opinion of Rothschild, be necessary or appropriate to achieve the foregoing, at the cost of the Chargors.

ARTICLE 18 - APPLICABLE LAW - COMPETENT JURISDICTIONS

This Charge shall be governed, for its validity, interpretation and performance, by Malian law, and in particular, the Companies Act and the Security Interests Act.

The Courts of Bamako shall be competent to consider all disputes between the parties from time to time hereto.

ARTICLE 19 - DELIVERY OF THE CHARGE TO THE STATE

This Charge possibly resulting in a change of control of the Company, the Chargors shall therefore provide a copy of this Charge to the State pursuant to section 4 of the decree of enactment of the Mining Code.

ARTICLE 20 - EFFECT OF THE RECITALS AND THE APPENDICES

The recitals and the appendices hereto shall have the same legal effect as this Contract and shall form an integral part of it.

Signed in twelve (12) original copies

Date:_________________

                                         RANDGOLD RESOURCES (MORILA)

                                         LIMITED

                                         By:________________________________

                                         Name printed:______________________

                                         Title:_____________________________

                                         Address for Notices:

                                         5 Press Avenue, Selby, Johannesburg for
                                         hand deliveries and P.O. Box 82291
                                         Southdale 2135, South Africa

                                         Facsimile No.:     27 11 827 0790

                                         Attention:         Company Secretary

                                         MAHAMADOU SAMAKE

                                         By:________________________________

                                         Name printed:______________________

                                         Title:_____________________________

                                         Address for Notices:

                                         5 Press Avenue, Selby, Johannesburg
                                         for hand deliveries and P.O. Box 82291
                                         Southdale 2135, South Africa

                                         Facsimile No.:     27 11 827 0790

                                         Attention:         Company Secretary

                                         ROGER AINSLEY RALF KEBBLE

                                         By:________________________________

                                         Name printed:______________________

                                         Title:_____________________________

                                         Address for Notices:

                                         5 Press Avenue, Selby, Johannesburg
                                         for hand deliveries and P.O. Box 82291
                                         Southdale 2135, South Africa

                                         Facsimile No.:     27 11 827 0790

                                         Attention:         Company Secretary

                                         DENNIS MARK BRISTOW

                                         By:________________________________

                                         Name printed:______________________

                                         Title:_____________________________

                                         Address for Notices:

                                         5 Press Avenue, Selby, Johannesburg
                                         for hand deliveries and P.O. Box
                                         82291 Southdale 2135, South Africa

                                         Facsimile No.:     27 11 827 0790

                                         Attention:         Company Secretary

                                         DAVID ASHWORTH

                                         By:________________________________

                                         Name printed:______________________

                                         Title:_____________________________

                                         Address for Notices:

                                         5 Press Avenue, Selby, Johannesburg
                                         for hand deliveries and P.O. Box 82291
                                         Southdale 2135, South Africa

                                         Facsimile No.:     27 11 827 0790

                                         Attention:         Company Secretary

                                         N M ROTHSCHILD & SONS LIMITED

                                         By:________________________________

                                         Name printed:______________________

                                         Title:_____________________________

                                         By:________________________________

                                         Name printed:______________________

                                         Title:_____________________________

                                         Address for Notices:
                                         New Court
                                         St. Swithin's Lane
                                         London
                                         EC4 4DU
                                         United Kingdom

                                         Facsimile No.:     44 171 280 5139

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